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                                                                     EXHIBIT 5.1

 Opinion of Jerry W. Powell, Esquire, regarding the legality of the securities being issued.


                                  July 30, 2001


To the Board of Directors
Compass Bancshares, Inc.

         Re: Registration Statement Post-Effective Amendment on Form S-8 POS relating to the Compass Director & Executive Stock Purchase Plan

Gentlemen:

         I am familiar with the proceedings taken and proposed to be taken by Compass Bancshares, Inc, a Delaware corporation (the "Corporation") relating to the filing with the Securities and Exchange Commission (the "Commission") of a post-effective amendment to the Registration Statement on Form S-8 which was originally filed with the Commission on November 24, 1998 and which related to the Corporation's Monthly Investment Plan. Such plan is being amended to be the Corporation's Director & Executive Stock Purchase Plan. I have also participated in the preparation and filing with the Securities and Exchange Commission of a Post-Effective Amendment to the aforementioned Registration Statement, in accordance with the Securities Act of 1933, as amended. In this connection, I have reviewed such documents and matters of law as I have deemed relevant and necessary as a basis for the opinions expressed herein.

         On the basis of the foregoing, I am of the opinion that the Common Stock offered pursuant to such Registration Statement Post-Effective Amendment has been duly and validly authorized and is, or when issued in accordance with the respective governing documents will be, duly and validly issued, fully paid, and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement Post-Effective Amendment.

                                       Yours very truly,

                                       /s/ Jerry W. Powell
                                       ----------------------------------------
                                       Jerry W. Powell